UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 8, 2013

Blue Water Ventures International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120967	20-1204606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1765 Country Walk Drive, Fleming Island, FL 32003
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (904) 215-7601

(Former name or former address, if changed since last report.)    N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Echange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13-e4(c))

SECTION 7.01  -  REGULATION FD

On May 9, 2013, Registrant issued a press release which, among other things, announced Phase II of its operations and detailed its operating plans for the 2013 salvage season.  The press release reads as follows:

FOR IMMEDIATE RELEASE
Jacksonville, FL - Blue Water Ventures International, Inc. (the “Company”) (OTC trading symbol “BWVI”) today announced the long awaited launch of Phase II of its operations and plans for its 2013 season exploration of shipwrecks on the east coast of Florida and several sites in Central America.  Additionally, the Company is exploring the feasibility of additional projects in Caribbean waters, including the Bahamas and Dominican Republic.  The Company is currently acquiring additional vessels and has assembled skilled crews to pursue these projects.  Its mission is to locate and recover artifacts and treasure from historic sunken ships, whose cargos offer vast material, intellectual, and social rewards.

About Blue Water Ventures International

BWVI is a historic shipwreck research and recovery company that locates and recovers lost treasures dated from pre-colonial times to our recent past.  During Phase I of its operations, it has recovered historical treasure and artifacts from the 1622 Spanish fleet carried by the galleon Nuestra Santa Margarita, that had succumbed to hurricane force winds off the coast of Key West, Florida.   The Company located treasure from the Santa Margarita using state of the art technology and recovered an estimated $16 million in gold, silver and natural pearls along its widely dispersed shipwreck trail.  After splitting the treasure with its joint venture partner, the Company values its portion of this treasure at $6+ million.

CEO, Keith Webb stated that becoming a publicly traded company and the combined aspects of a successful 2013 dive season is exactly what we at BWVI have envisioned.
A portion of the Margarita treasure can be viewed at our website located at www.BWVINT.com.

Safe Harbor Statement
Matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on various assumptions and involve substantial risks and uncertainties, including, without limitation, those relating to our ability to successfully locate and salvage treasure sites and do so profitably, as well as many other factors which may or may not be beyond our control. Valuations described are not necessarily indicative of GAAP audit accounting practices as required under SEC reporting requirements.
Blue Water Ventures International, Inc.
W. Keith Webb (904)215-7601
keith@bwvkw.com
Investor Relations
Source: BLUE WATER VENTURES INTERNATIONAL, INC.
Released: May 9, 2013

There can be no assurance that Registrant will be able to successfully execute Phase II of its business plan.

This information is furnished pursuant to Item 7.01 of Form 8-K.  The information in this report shall not be treated as filed, for purposes of the Securities Exchange Act of 1934, as amended.

The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Blue Water Ventures International, Inc. Press Release Issued May 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE WATER VENTURES INTERNATIONAL, INC.
         (Registrant)

Date: May 9, 2013	/s/ W. Keith Webb
W. Keith Webb, President